Exhibit 31.1

PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER CERTIFICATION

I, David A. Gillespie, certify that:

1.	I have reviewed this Amended Annual Report on Form 10-KSB/A of H2Diesel Holdings, Inc. (the “Company”);

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ David A. Gillespie

David A. Gillespie
President and Chief Executive Officer
(Principal executive and principal financial officer of the Company)